                            ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-00259 on Form S-6 for ITT Hartford Life and Annuity Insurance Company Separate Account Five.



                                                    /s/  Arthur Andersen LLP

Hartford, Connecticut
November 25, 1996